UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 22, 2010

     RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2010, Response Genetics, Inc. (the “Company”) announced the departure of Michael McNulty, the Company’s Chief Operating Officer.

Pursuant to Mr. McNulty’s employment agreement with the Company, dated June 2, 2010, and filed as Exhibit 10.1 to the Company’s report on Form 8-K on June 10, 2010, Mr. McNulty will not be required to report to the Company effective October 22, 2010 and will continue to receive his salary through January 22, 2011.  In addition, Mr. McNulty will receive accrued holiday pay through such date.

Following his departure, Mr. McNulty will be subject to the non-interference and confidentiality provisions of his employment agreement.

During this transition period, Christine Meda, a consultant for the Company, will continue to coordinate business development efforts and operational oversight.

Item 9.01. Financial Statements and Exhibits

(d)           The following exhibits are being filed with this report

Exhibit Number	Document Description

99.1	Copy of the Company’s Press Release, issued October 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Dated: October 26, 2010	By:	/s/ Kathleen Danenberg
	Name:	Kathleen Danenberg
	Title:	President and Chief Executive Officer